UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

June 18, 2013 (June 17, 2013)

Rite Aid Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011

(Address of principal executive offices, including zip code)

(717) 761-2633

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.             Other Events.

On June 17, 2013, Rite Aid Corporation (the “Company”) announced its intention to offer (the “Notes Offering”) $400.0 million aggregate principal amount of senior unsecured notes due 2021 (the “Notes”).  The Notes will be unsecured, unsubordinated obligations of the Company and will be guaranteed by substantially all of the Company’s subsidiaries.

The Company intends to use the net proceeds of the Notes Offering, together with available cash and/or borrowings under the Company’s revolving credit facility, to redeem a corresponding amount of its outstanding 9.5% senior notes due 2017 (the “Old Notes”).

A copy of the press release announcing the commencement of the Notes Offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company is also filing certain risk factors and other information contained in its offering memorandum related to the Notes Offering for the purpose of updating the disclosure contained in its public filings, including the risk factors discussed under the caption “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended March 2, 2013, which was filed with the Securities and Exchange Commission on April 23, 2013.  The risk factors and other information are attached hereto as Exhibit 99.2 and are incorporated herein by reference.

The Notes and the related subsidiary guarantees have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This report does not constitute a notice of redemption under the optional redemption provisions of the indenture governing the Old Notes.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits.

99.1                        Press Release announcing the commencement of the Notes Offering, dated June 17, 2013.

99.2        Certain Information with respect to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

RITE AID CORPORATION

Dated: June 18, 2013	By:	/s/ Marc A. Strassler
		Name:	Marc A. Strassler
		Title:	Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release announcing the commencement of the Notes Offering, dated June 17, 2013.
99.2	Certain Information with respect to the Company.